For Immediate Release	Media Contact: Hannah Burns 212-526-4064 Investor Contact: Shaun Butler 212-526-8381

LEHMAN BROTHERS REPORTS

RECORD QUARTERLY RESULTS

- Reports Record Net Revenues, Net Income and Earnings Per Share For First Quarter -

NEW YORK, March 15, 2006 — Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported record net income of $1.1 billion, or $3.66 per common share (diluted), for the first quarter ended February 28, 2006, representing increases of 24% and 26%, respectively, from net income of $875 million, or $2.91 per common share (diluted), reported for the first quarter of fiscal 2005, and increases of 32% and 33%, respectively, from net income of $823 million, or $2.76 per common share (diluted), for the fourth quarter of fiscal 2005. The 2006 first quarter results include an after-tax gain of $47 million (or $0.16 per diluted common share) as a cumulative effect of a change in accounting principle associated with the Firm’s adoption of SFAS 123R on December 1, 2005. The cumulative effect adjustment reflects the requirement under SFAS 123R to estimate forfeitures of equity awards at the date of grant instead of the prior accounting practice of recognizing forfeitures as incurred.

First Quarter Business Highlights

•	Achieved record net revenues in every segment and in every region
•	Grew assets under management to a record $188 billion from $175 billion at the end of the last quarter
•	Named “Best Managed Diversified Financials Company” for 2005 in Forbes magazine’s annual ranking of the “Best Managed Companies in America”

Richard S. Fuld, Jr., chairman and chief executive officer, said, “The Firm had another record quarter. The targeted investments we have made across regions and businesses are paying off. We have successfully built a balanced platform, and our clients are relying more heavily on our capabilities. As a result, we are delivering greater value to them, as well as to our shareholders.”

The Firm reported record net revenues (total revenues less interest expense) for the first quarter of fiscal 2006 of $4.5 billion, a 17% increase from $3.8 billion in the first quarter of fiscal 2005 and a 21% increase from $3.7 billion in the fourth quarter of fiscal 2005.

Investment Banking revenues increased 22% to a record $835 million for the first quarter of fiscal 2006, from $683 million for the same period a year ago, the third consecutive record revenue quarter for the Investment Banking segment. First quarter revenues were driven by record debt origination, solid equity origination and strong advisory revenues. Capital Markets net revenues increased 13% to a record $3.0 billion in the first quarter of fiscal 2006 from $2.7 billion in the first quarter of fiscal 2005. These results were driven by record revenues from both Equities and Fixed Income Capital Markets. Equities Capital Markets revenues increased 52% to $944 million in the first quarter of fiscal 2006 from $622 million in the first quarter of fiscal 2005, reflecting strong customer flow activities in both the derivatives and cash businesses, as well as improved market opportunities. Fixed Income Capital Markets revenues increased 2% to $2.1 billion in the first quarter of fiscal 2006 over the comparable prior year period, representing solid results in interest rate products, credit products and real estate, partially offset by a decline in U.S. residential mortgage revenues. Investment Management net revenues rose 33% to a record $580 million for the first quarter of fiscal 2006 from $437 million in the same period a year ago. This strong performance was led by record asset management revenues of $368 million, increasing 57% from $234 million in the first quarter of fiscal 2005, with robust inflows into mutual funds, private asset management and institutional separate accounts.

Non-interest expenses for the first quarter of fiscal 2006 were $2.9 billion, compared to

$2.5 billion in both the first and fourth quarters of fiscal 2005. Compensation and benefits as a percentage of net revenues was 49.3% during the first quarter of fiscal 2006, compared to 49.5% during the first quarter of fiscal 2005 and 48.7% in the fourth quarter of fiscal 2005. Non-personnel expenses in the first quarter of fiscal 2006 were $711 million, compared to $675 million in the fourth quarter of fiscal 2005 and $618 million in the first quarter of fiscal 2005.

For the first quarter of fiscal 2006, the Firm’s pre-tax margin was 34.8%, compared to 34.3% in the first quarter of fiscal 2005. The Firm’s return on average common stockholders’ equity was 26.7% for the first quarter of fiscal 2006, compared to 24.5% in the first quarter of fiscal 2005, and return on average tangible common stockholders’ equity was 33.5% for the first quarter of fiscal 2006, compared to 32.0% in the first quarter of fiscal 2005.

As of February 28, 2006, Lehman Brothers stockholders’ equity was $17.5 billion, and total capital (stockholders’ equity and long-term debt) was approximately $83.4 billion. Book value per common share was $60.03.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high net worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm's Web site at www.lehman.com.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held at 9:30 a.m., EST today. The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500. The pass code for all callers is LEHMAN. The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.” For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 800-873-2068 (domestic) or 402-220-5051 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site and by phone until 6:00 p.m. EDT on April 14, 2006. Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Firm's most recent Annual Report on Form 10-K.

# # #

LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(Dollars in millions, except per share data)

	At or for the Quarter Ended
	2/28/06	11/30/05	8/31/05	5/31/05	2/28/05
Income Statement
Net Revenues	$4,461	$3,690	$3,852	$3,278	$3,810
Non-Interest Expenses:
Compensation and Benefits	2,199	1,798	1,906	1,623	1,886
Non-personnel Expenses	711	675	653	642	618
Income Before Cumulative Effect of Accounting Change	1,038	823	879	683	875
Cumulative Effect of Accounting Change	47	–	–	–	–
Net Income	1,085	823	879	683	875
Net Income Applicable to Common Stock	1,069	807	864	664	856

Earnings per Basic Common Share:
Income Before Cumulative Effect of Accounting Change	$3.75	$2.93	$3.10	$2.37	$3.07
Cumulative Effect of Accounting Change	$0.17	–	–	–	–
Earnings per Basic Common Share	$3.92	$2.93	$3.10	$2.37	$3.07

Earnings per Diluted Common Share:
Income Before Cumulative Effect of Accounting Change	$3.50	$2.76	$2.94	$2.26	$2.91
Cumulative Effect of Accounting Change	$0.16	–	–	–	–
Earnings per Diluted Common Share	$3.66	$2.76	$2.94	$2.26	$2.91

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (a)	26.7%	20.9%	23.0%	18.2%	24.5%
Return on Average Tangible Common Stockholders’ Equity (annualized) (b)	33.5%	26.5%	29.4%	23.5%	32.0%
Pre-tax Margin	34.8%	33.0%	33.6%	30.9%	34.3%
Compensation and Benefits/Net Revenues	49.3%	48.7%	49.5%	49.5%	49.5%
Effective Tax Rate	33.1%	32.4%	32.0%	32.6%	33.0%

Financial Condition
Total Assets	$439,500	$410,063	$384,295	$370,595	$363,692
Net Assets (c)	226,720	211,424	194,208	193,989	183,387
Long-Term Borrowings	65,952	62,309	62,920	59,809	59,366
Common Stockholders’ Equity	16,400	15,699	15,239	14,783	14,409
Total Stockholders’ Equity	17,495	16,794	16,334	15,878	15,754
Total Stockholders’ Equity Plus Junior Subordinated Notes(c)	20,118	18,820	18,133	17,384	16,979
Tangible Equity Capital (c)	16,838	15,564	14,871	14,098	13,705
Total Capital (d)	83,447	79,103	79,254	75,687	75,120
Book Value per Common Share (e)	60.03	57.50	54.91	53.27	51.75
Gross Leverage Ratio(f)	25.1x	24.4x	23.5x	23.3x	23.1x
Net Leverage Ratio(c)	13.5x	13.6x	13.1x	13.8x	13.4x

Other Data (#s)
Employees	22,919	22,919	22,047	20,717	20,267
Assets Under Management (in billions)	$188	$175	$164	$151	$148
Common Stock Outstanding (in millions)	269.2	271.4	269.3	272.5	275.4
Weighted Average Shares (in millions):
Basic	273.1	275.9	278.6	279.6	278.6
Diluted	292.1	292.6	293.7	294.0	294.0

See Footnotes to Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(a)

Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 9.

(b)

Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 9. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(c)

Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders’ equity plus junior subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders’ equity plus junior subordinated notes to be a more meaningful measure of our equity because the junior subordinated notes are subordinated and have maturities at issuance from 30 to 49 years. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 11. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(d)

Total capital includes long-term borrowings (including junior subordinated notes) and total stockholders’ equity. We believe total capital is useful to investors as a measure of our financial strength.

(e)	The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders’ equity.
(f)	Gross leverage ratio is defined as total assets divided by total stockholders’ equity.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended					% Change from
	Feb 28, 2006	Nov 30, 2005		Feb 28, 2005		Nov 30, 2005	Feb 28, 2005
Revenues:
Principal transactions	$2,473	$1,887		$2,195
Investment banking	835	817		683
Commissions	472	476		411
Interest and dividends	6,192	5,627		3,884
Asset management and other	335	248		218
Total revenues	10,307	9,055		7,391
Interest expense	5,846	5,365		3,581
Net revenues	4,461	3,690		3,810		21%	17%

Non-interest expenses:
Compensation and benefits	2,199	1,798		1,886
Technology and communications	228	222		200
Brokerage, clearance and distribution fees	141	140	(a)	131	(a)
Occupancy	141	126		119
Professional fees	72	79		62
Business development	60	64		53
Other	69	44	(a)	53	(a)
Total non-interest expenses	2,910	2,473		2,504		18%	16%
Income before taxes and cumulative effect of accounting change	1,551	1,217		1,306
Provision for income taxes	513	394		431
Income before cumulative effect of accounting change	1,038	823		875		26%	19%
Cumulative effect of accounting change	47	–		–
Net income	$1,085	$823		$875		32%	24%
Net income applicable to common stock	$1,069	$807		$856		32%	25%

Earnings per basic common share:
Income before cumulative effect of accounting change	$3.75	$2.93		$3.07
Cumulative effect of accounting change	0.17	–		–
Earnings per basic common share	$3.92	$2.93		$3.07		34%	28%

Earnings per diluted common share:
Income before cumulative effect of accounting change	$3.50	$2.76		$2.91
Cumulative effect of accounting change	0.16	–		–
Earnings per diluted common share	$3.66	$2.76		$2.91		33%	26%

(a)	Reclassified to conform to the February 28, 2006 presentation.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Feb 28, 2006	Nov 30, 2005	Feb 28, 2005	Nov 30, 2005	Feb 28, 2005
Investment Banking:
Global Finance - Debt	$410	$332	$326
Global Finance - Equity	199	209	188
Advisory Services	226	276	169
Total	835	817	683	2%	22%

Capital Markets:
Fixed Income	2,102	1,624	2,068
Equities	944	740	622
Total	3,046	2,364	2,690	29%	13%

Investment Management:
Asset Management	368	265	234
Private Investment Management	212	244	203
Total	580	509	437	14%	33%

Total Net Revenues	$4,461	$3,690	$3,810	21%	17%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	Feb 28, 2006	Nov 30, 2005	Aug 31, 2005	May 31, 2005	Feb 28, 2005
Average common stockholders’ equity	$16,050	$15,469	$15,011	$14,596	$13,992
Less: average identifiable intangible assets and goodwill	(3,268)	(3,259)	(3,274)	(3,280)	(3,279)
Average tangible common stockholders’ equity	$12,782	$12,210	$11,737	$11,316	$10,713

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

(In billions)

	At
	Feb 28,	Nov 30,	Feb 28,
Composition of Assets Under Management	2006	2005	2005

Equity	$83	$75	$59
Fixed Income	56	55	54
Money Markets	32	29	22
Alternative Investments	17	16	13
Assets Under Management	$188	$175	$148

	Quarter Ended
	Feb 28,	Nov 30,	Feb 28,
Assets Under Management Rollforward	2006	2005	2005

Balance, beginning of period	$175	$164	$137
Net additions	9	9	7
Net market appreciation	4	2	4
Total increase	13	11	11
Balance, end of period	$188	$175	$148

LEHMAN BROTHERS HOLDINGS INC.

GROSS LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	Feb 28, 2006	Nov 30, 2005	Aug 31, 2005	May 31, 2005	Feb 28, 2005
Net assets:
Total assets	$439,500	$410,063	$384,295	$370,595	$363,692
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(5,600)	(5,744)	(4,531)	(3,935)	(4,278)
Securities received as collateral	(5,000)	(4,975)	(5,419)	(4,207)	(3,767)
Collateralized agreements	(198,900)	(184,664)	(176,875)	(165,178)	(168,986)
Identifiable intangible assets and goodwill	(3,280)	(3,256)	(3,262)	(3,286)	(3,274)
Net assets	$226,720	$211,424	$194,208	$193,989	$183,387

Tangible equity capital:
Total stockholders’ equity	$17,495	$16,794	$16,334	$15,878	$15,754
Junior subordinated notes	2,623	2,026	1,799	1,506	1,225
Less: Identifiable intangible assets and goodwill	(3,280)	(3,256)	(3,262)	(3,286)	(3,274)
Tangible equity capital	$16,838	$15,564	$14,871	$14,098	$13,705

Gross leverage (total assets / total stockholders’ equity)	25.1x	24.4x	23.5x	23.3x	23.1x

Net leverage (net assets / tangible equity capital)	13.5x	13.6x	13.1x	13.8x	13.4x